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                                                                    EXHIBIT 4.11


                                    GUARANTEE

                  This GUARANTEE (this "Guarantee") is entered into as of March 30, 2000 by LOUISIANA GENERATING LLC, a Delaware limited liability company, (the "Subsidiary Guarantor"), in favor of THE CHASE MANHATTAN BANK, a New York banking corporation (the "Bond Trustee"). All capitalized terms used herein but not specifically defined shall have the respective meanings given to such terms in Appendix A to the Indenture, which Appendix A is hereby incorporated herein by reference as if set forth in full herein.

                              W I T N E S S E T H:

                  WHEREAS, NRG South Central Generating LLC, a Delaware limited liability company (the "Issuer"), has on the date hereof issued and sold the Bonds pursuant to the Indenture and has loaned a portion of the proceeds of such sale to the Subsidiary Guarantor on the terms and conditions set forth in the Guarantor Loan Agreement; and

                  WHEREAS, the Subsidiary Guarantor is a wholly owned subsidiary of the Issuer and anticipates benefitting directly and indirectly from the issuance and sale of the Bonds by the Issuer and, therefore, is willing to guarantee certain of the obligations of the Issuer thereunder in accordance with the terms hereof.

                  NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. The Subsidiary Guarantor hereby guarantees to each Holder and the Bond Trustee and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Bonds and all other amounts (including the reasonable fees and expenses of counsel) from time to time owing to the Holders or the Bond Trustee by the Issuer under the Indenture and any Supplemental Indenture and by any Obligor or any Additional Guarantor under any of the other Finance Documents strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantor hereby agrees that if the Issuer shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantor will promptly pay the same, without any demand or notice
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whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  2. The obligations of the Subsidiary Guarantor under Section 1 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Issuer under the Indenture or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Subsidiary Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantor, which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Subsidiary Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of the Indenture or any other agreement or instrument referred to therein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Indenture or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any Lien or security interest granted to, or in favor of, the Bond Trustee, the Collateral Agent or any Holder or Holders as security for any of the Guaranteed Obligations shall fail to be perfected.


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The Subsidiary Guarantor hereby expressly waives diligence, presentment, demand of payment, demand for performance, protest and all notices whatsoever, including without limitation notice of the existence, creation or incurrence of new or additional Guaranteed Obligations and notice of acceptance of this Guarantee, and any requirement that the Bond Trustee or any Holder exhaust any right, power or remedy or proceed against the Issuer under the Indenture or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  3. The obligations of the Subsidiary Guarantor under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Issuer in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantor agrees that it will indemnify the Bond Trustee and each Holder on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Bond Trustee or such Holder in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  4. The Subsidiary Guarantor hereby agrees that, until the payment and satisfaction in full of all Guaranteed Obligations and the satisfaction and discharge of the Bonds under the Indenture and any Supplemental Indenture, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 1, whether by subrogation or otherwise, against the Issuer or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                  5. The Subsidiary Guarantor hereby agrees that, as between the Subsidiary Guarantor and the Holders, the obligations of the Issuer under the Indenture may be declared to be forthwith due and payable pursuant to the provisions of the Indenture (and shall be deemed to have become automatically due and payable in the circumstances provided in the Indenture) for purposes of
Section 1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Issuer, and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and


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payable by the Issuer) shall forthwith become due and payable by the Subsidiary
Guarantor for purposes of Section 1.

                  6. The Subsidiary Guarantor hereby acknowledges that the guarantee in this Guarantee constitutes an instrument for the payment of money, and consents and agrees that any Holder or the Bond Trustee, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  7. The guarantee in this Guarantee is a continuing guarantee of payment and shall apply to all Guaranteed Obligations whenever arising.

                  8. The obligation of the Subsidiary Guarantor to pay the Guaranteed Obligations as set forth in this Guarantee shall terminate upon the Debt Termination Date.

                  9. In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Subsidiary Guarantor under Section 1 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Subsidiary Guarantor, any Holder, the Bond Trustee or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                  10. The obligations hereunder are independent of the obligations of the Issuer or any Additional Guarantor, and a separate action or actions may be brought and prosecuted against the Subsidiary Guarantor whether action is brought against either the Issuer or any other Additional Guarantor, or whether either the Issuer or any Additional Guarantor be joined in any such action or actions, and to the extent permitted by Applicable Law, the Subsidiary Guarantor waives the benefit of any statute of limitations affecting its liability hereunder. Each and every failure in the payment of any of the Guaranteed Obligations shall give rise to a separate cause of action under this Guarantee, and separate suits may be brought against the Subsidiary Guarantor hereunder as each cause of action arises.


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                  11. The Subsidiary Guarantor represents and warrants that:

                  (a) Power and Authority. The Subsidiary Guarantor has the limited liability company power and authority to (i) execute and deliver this Guarantee and perform its obligations hereunder, (ii) to conduct its business as currently conducted and (iii) to own its property.

                  (b) Valid Existence. The Subsidiary Guarantor is duly organized and is validly existing under and pursuant to the laws of the jurisdiction of its organization and is qualified to do business and is in good standing in all jurisdictions necessary for it to conduct its business and own its property except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

                  (c) Due Authorization. The execution, delivery and performance by the Subsidiary Guarantor of this Guarantee have been duly authorized by all necessary corporate action, and do not and shall not require any further consents or approvals which have not been obtained, or violate any provision of any law or breach any agreement presently in effect with respect to or binding on the Subsidiary Guarantor or its properties except where such violations or breach would not have a Material Adverse Effect.

                  (d) Binding Obligation. This Guarantee is a legal, valid and binding obligation of the Subsidiary Guarantor, enforceable against it in accordance with its terms, except as such enforceability may be limited in each case by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally (and to the possible judicial application of foreign laws or governmental action affecting the rights of creditors generally) and except as such enforceability is subject to the application of general principles of equity (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

                  12. To the extent that the covenant set forth in Section 4 is or is deemed to be ineffective or inapplicable, any obligations of the Issuer to the Subsidiary Guarantor, now or hereafter existing, are hereby subordinated to the Guaranteed


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Obligations. After the occurrence of an Event of Default, such obligations of the Issuer to the Subsidiary Guarantor shall be enforced and performance received by the Subsidiary Guarantor as trustee for the Bond Trustee and the proceeds thereof shall be paid over to the Bond Trustee on account of the Guaranteed Obligations, but without reducing or affecting in any manner the maximum liability of the Subsidiary Guarantor under the other provisions of this Guarantee.

                  13. The Bond Trustee may, without notice to the Subsidiary Guarantor and without affecting the Subsidiary Guarantor's obligations hereunder, assign this Guarantee, in whole or in part in accordance with the provisions of the Indenture. The Subsidiary Guarantor agrees that the Bond Trustee may, subject to the provisions of the Indenture, disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the Bond Trustee's possession concerning the Subsidiary Guarantor, this Guarantee and any security for this Guarantee.

                  14. The Bond Trustee agrees that no members (other than the Issuer), directors, officers, shareholders or employees or agents of the Subsidiary Guarantor shall in any way be liable for the payment of the Bonds, the Guarantor Note or any sums now or hereafter owing under the terms of, or for the performance of any obligation contained in, this Guarantee.

                  15. No modification or waiver of any of the provisions of this Guarantee shall be binding on the Bond Trustee, except as expressly set forth in a writing duly signed and delivered by the Bond Trustee acting pursuant to the terms or Article 8 of the Indenture.

                  16. This Guarantee shall be binding upon and inure to the benefit of the Subsidiary Guarantor and the Bond Trustee for the benefit of the Secured Parties and their respective successors and assigns; provided that the Subsidiary Guarantor shall not assign its rights or the Guaranteed Obligations created under this Guarantee without the prior written consent of the Bond Trustee.

                  17. In case any provision of this Guarantee or the Bonds shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or the Guaranteed Obligations, or of such provision or the Guaranteed Obligations in any jurisdiction, shall not in any way be affected or impaired thereby.


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                  18. THIS GUARANTEE IS A CONTRACT MADE UNDER THE LAWS OF THE
STATE OF NEW YORK OF THE UNITED STATES AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                  19. Any legal action or proceeding against the Subsidiary Guarantor with respect to this Guarantee may be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Guarantee, the Subsidiary Guarantor hereby irrevocably submits and accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Subsidiary Guarantor agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon the Subsidiary Guarantor. The Subsidiary Guarantor hereby irrevocably designates, appoints and empowers CT Corporation System with offices on the date hereof at 111 Eighth Avenue, New York, N.Y. 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Subsidiary Guarantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Bond Trustee. The Subsidiary Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Subsidiary Guarantor at its address referred to in Section 23, such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right of the Bond Trustee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Subsidiary Guarantor in any other jurisdiction.

                  20. The Subsidiary Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guarantee brought in the courts referred to in clause (b) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.


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                  21. WITH REGARD TO THIS GUARANTEE, EACH OF THE SUBSIDIARY
GUARANTOR AND THE BOND TRUSTEE HEREBY WAIVES THE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING AND FOR ANY COUNTERCLAIM THEREIN.

                  22. This Guarantee embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

                  23. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be given and deemed to have been given in accordance with Section 12.5 of the Indenture at the addresses set forth for the Subsidiary Guarantor and the Bond Trustee on
Schedule III to the Indenture.

                  24. This Guarantee may be executed in any number of counterparts, all of which together shall constitute one agreement.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Guarantee to be duly executed as of the day and year first written above.


                                LOUISIANA GENERATING LLC




                                By: /s/ Craig A. Mataczynski
                                    ----------------------------------
                                    Name:  Craig A. Mataczynski
                                    Title: Vice President



                                THE CHASE MANHATTAN BANK
                                solely in its capacity as Bond Trustee




                                By: /s/ Annette M. Marsula
                                    ----------------------------------
                                    Name: Annette M. Marsula
                                    Title: Vice President


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